HIGH TIMES

Hightimes Holding Corp.
10990 Wilshire Blvd., Penthouse
Los Angeles, CA 90024

November 30, 2018

To: Holders of Hightimes Purchase Notes

Re: Amendment of Prior Agreements

Dear Noteholder:

Reference is made to the following agreements among Hightimes Holding Corp., a Delaware corporation ("Hightimes"), and each of you (collectively, the Prior Agreements"), including:

(a) the Stock Purchase Agreement, dated as February 14, 2017, among Hightimes, Trans-High Corporation ("THC") and each of you in your capacities as stockholders of THC (the "Purchase Agreement"), pursuant to which each of you received, as partial consideration for the shares of common stock of Tran-High Corporation, your proportionate interest in a total of $30,000,000 original principal amount of convertible notes that automatically convert into common stock of Hightimes upon the occurrence of an "Approved Public Listing" as that term is defined in the Purchase Agreement (the "Purchase Notes");

(b) the agreement, dated as of October 31, 2017 (the "October 31 Agreement"), among each of you and Hightimes pursuant to which, among other things, (i) Hightimes agreed to issue to you voting Class A common stock upon conversion of your Purchase Notes, (ii) Hightimes agreed to increase to 10% (and 12% default interest) the interest rate on principal installments of Purchase Notes that were deferred as to payment, and (iii) each of you agreed that, upon a Conversion Event (as defined), Adam E. Levin would receive a three year proxy to voting all shares of Class A common stock owned by you (until such time such Class A common stock was sold), and the number of shares of Class A Common Stock of Hightimes to be issued to you upon conversion would be based on dividing 75% of the outstanding principal amount of Purchase Notes by the Public Offering Conversion Price (which is $11.00 per share.

(c) the Default Waiver letter executed by each of you and Hightmes on May 24, 2018 (the "Default Waiver") and the separate Payment Waiver Letter dated on or about September 7, 2018 executed by each of you and Hightimes in which, among other things, certain of you agreed to convert 35% of the Purchase Note amounts owed to you as of August 31, 2018 into shares of Class A voting Common Stock of Hightimes at a conversion price of $11.00 per share; (collectively, with the Default Waiver, the Waiver Letters"); and

(d) a letter agreement dated November 13, 2018 (the "November 13 Agreement") executed by each of you and Hightimes under which each of you agreed, among other things, to (i) accept the payment of $1,500,000 in cash by November 30, 2018, (ii) defer until as late as October 31, 2019, the payment of $2,903,000, and (iii) immediately convert the remaining balance of the Purchase Notes into Hightimes Class A Common Stock.

All capitalized terms not defined in this letter shall have the same meaning as such terms were defined in the Prior Agreements.

As at the date hereof. Hightimes acknowledges that it has been unable to pay the November 28, 2017, February 28, 2018, May 28, 2018 and August 28, 2018 quarterly installments of principal and accrued interest that were due under the Purchase Notes and, as a result of to delays in receipt of funds currently held in escrow at Prime Trust, has to date been unable to timely remit the $1,000,000 cash payment and will be unable to remit the $500,000 cash payment referred to in the November 13 Agreement by November 30, 2018.

We are again asking for your continued support in our efforts to sustain and build a profitable business and a successful public company. Accordingly, by execution of this letter, it is hereby agreed as follows:

- As of October 31, 2018, Hightimes represents that it owes a total of $6,000,000 in past due principal and $1,448,930 of accrued interest on your Purchase Notes. Exhibit A annexed hereto sets forth the amount of principal and accrued interest owed to each of you.

- Each of you agree to waive any prior defaults in payments under the Purchase Notes (but not any accrued interest or default interest through the date hereof), or any failure by Hightimes to comply with any terms and conditions contained in the Waiver Letters.

- Each of you agree to waive your rights under the Waiver Letters or the Use of Proceeds section of the Offering Circular, as amended, in connection with the Offering to receive accrued interest or defaulted principal installments on the Note payable to the undersigned out of the proceeds received by Hightimes from the Offering through and including October 31, 2018.

- Each of you acknowledge and agree that, pursuant to the Payment Waiver Letter dated September 7, 2018, a total of $2,914,395 of the accrued but unpaid interest that was due as of August 31, 2018 was converted into a total of 264,945 shares of Class A voting Common Stock of Hightimes at a conversion price of $11.00 per share; the allocation of which converted shares are set forth on Exhibit A hereto.

- Hightimes hereby covenants and agrees to pay to each of you the aggregate sum, payable in cash, of $1,500,000, in such individual amounts as are set forth on Exhibit A (the "Cash Payment"); which Cash Payment shall be made, as to $1,000,000 by not later than November 30, 2018 and as to $500,000 by not later than December 10, 2018.

- Hightimes has advised you that ExWorks Capital Fund I, L.P. ("ExWorks") intends to exercise two warrants to purchase Hightimes Class A common stock (the "ExWorks Warrants"), and intends to apply 100% of the estimated total $3,046,000 exercise price of the ExWorks Warrants toward the reduction of the current $14,039,284 outstanding senior secured convertible note issued by Hightimes, THC and its subsidiaries to ExWorks (the "ExWorks Note"). Accordingly, but subject at all times to the exercise of the ExWorks Warrants and reduction of the ExWorks Note, as stated above, each of you agrees to convert your proportionate share of $3,046,000 of Purchase Notes into 276,909 additional shares of Hightimes Class A common stock at a conversion price of $11.00 per share. The allocation of the 276,909 converted shares among each of you is set forth on Exhibit A hereto.

- The unpaid total balance of $2,902,930 due and payable to you under the Prior Agreements shall be evidenced by 12% Hightimes non-convertible notes, each dated as of November 1, 2018 (the Final Notes") that will mature on October 31, 2019 (the "Maturity Date"), but which shall be subject to mandatory prepayment (applied first to accrued interest and then to outstanding principal) at the rate of twenty percent (20%) of all net proceeds (defined as gross proceeds, less selling commissions and expenses) received in cash by Hightimes from all public and private financings (including the Offering) that may occur from November 1, 2018 through and including the October 31, 2019 Maturity Date of the Final Notes. The allocation of the Final Notes among each of you is set forth on Exhibit A hereto and the form of Final Note to be issued to each of you is set forth on Exhibit B hereto.

- To insure that timely prepayments of the Final Notes are made, upon completion of the $1,500,000 of cash payments referred to above, Hightimes shall instruct Prime Trust to remit to the CKR Law attorneys IOLA escrow account twenty percent (20%) of all funds deposited in Prime Trust from and after November 1, 2018 to be released from escrow in the Offering; which funds shall be wired by such attorneys to each of you in accordance with Exhibit A and your individual wire instructions. In addition, Hightimes will make similar arrangements with any placement agent or investment banker providing Hightimes with additional financing until the Final Notes have been paid in full.

- We hereby mutually agree that, after giving effect to the above conversions, the total remaining outstanding principal amount of Purchase Notes owed to all of you is $28,500,000, less a total of $6,000,000, for a total balance of $22,500,000 in principal amount (the "Purchase Note Balance"). By your execution of this Agreement and in anticipation of Hightimes Class A common stock being approved to be quoted for trading on any one or more of the Nasdaq Capital Market, the OTCQX Market and/or the Canadian Securities Exchange, as an Approved Public Listing, each of you hereby agrees to immediately convert your proportionate share of 75% of $22,500,000 principal amount of Purchase Notes, or $16,875,000, into an aggregate of 1,534,090 additional shares of Hightimes Class A common stock (the "Purchase Note Balance Conversion Shares"). The allocation of such Purchase Note Balance Conversion Shares among each of you is set forth on Exhibit A hereto. Based on the request of ExWorks, each of you hereby further agrees that the proxies each of you previously agreed to grant to Adam E. Levin and referred to in the October 31 Agreement shall become effective immediately and do not require the consummation of the Conversion Event referred to in such October 31 Agreement.

- In order to raise additional equity capital, the board of directors of Hightimes has elected to extend the termination date of the Regulation A+ Public Offering to as late as January 31, 2019. In the event that such Approved Public Listing does not occur by February 7, 2019, you may at your election, rescind the immediate conversion of the Purchase Notes Balance and retain your proportionate interest in such Purchase Note Balance.

- Each of you hereby approve the filing of an appropriate Form 1-U Current Report by Hightimes with the SEC, including a press release to reflect the terms of this Agreement.

Hightimes agrees to comply with its obligations under this Agreement and any material breach hereof shall constitute a default under the Purchase Notes that have not been converted into Class A common stock or as may be reinstated in the event that an Approved Public Listing shall not have occurred by January 7, 2019, as contemplated hereby. Each of you reserve your rights under such Purchase Notes.

Except as otherwise modified by the terms of this Agreement, all of the terms and conditions of the Prior Agreements shall remain in full force and effect.

This Agreement may be executed in multiple counterparts, each of which when taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile or pdf signatures which shall have the same legal effect as original signatures.

We thank you for your continued support and assistance of Hightimes and trust that you will be amply rewarded for your accommodation.

Signature page follows

Very truly yours,

Hightimes Holding Corp.

By: [signature]
Adam E. Levin, CEO

ACCEPTED AND AGREED:

DocuSigned by:
[signature]
84B84B8AA... Matthew Stang

____
Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: ____________________
Colleen Manley, Trustee

Trans-High Family Trust
(formerly, the Egglufstein Trust I)

By: ____________________
Colleen Manley, Trustee

11/30/2018

[signature: Judith Baker]
Judith Baker

Candlelight Trust

11/30/1020

By: [signature: Judith Baker, Trustee]
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy
Revocable Trust

By: ____________________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By: ____________________
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the
Michael Kennedy Revocable Trust

By: ____________________
Michael Kennedy, Trustee

Very truly yours,

Hightimes Holding Corp.

By: [signature]
Adam E. Levin, CEO

ACCEPTED AND AGREED:

____
Matthew Stang

____
Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: [signature]
Colleen Manley, Trustee

Trans-High Family Trust
(formerly the Egglufstein Trust I)

By: [signature]
Colleen Manley, Trustee

____
Judith Baker

Candlelight Trust

By: ______________
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy Revocable Trust

By: ______________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By: ______________
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust

By: ______________
Michael Kennedy, Trustee

Very truly yours,

Hightimes Holding Corp.

By: ______________________
Adam E. Levin, CEO

ACCEPTED AND AGREED:

____
Matthew Stang

____
Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: ______________________
Colleen Manley, Trustee

Trans-High Family Trust
(formerly, the Egglufstein Trust I)

By: ______________________
Colleen Manley, Trustee

____
Judith Baker

Candlelight Trust

By: ______________________
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy
Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the
Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Very truly yours,

Hightimes Holding Corp.

By: ______________________
Adam E. Levin, CEO

ACCEPTED AND AGREED:

____
Matthew Stang

____
Nicholas Zitelli

____
Michael Safir

Approved Trust I

By: ______________________
Colleen Manley, Trustee

Trans-High Family Trust
(formerly, the Egglufstein Trust I)

By: ______________________
Colleen Manley, Trustee

____
Judith Baker

Candlelight Trust

By: ______________________
Judith Baker, Trustee

Michael Kennedy Family Trust
Under Section 2.4 of the Michael Kennedy
Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Non-Exempt Marital Trust Section 2.3
Of the Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

Exempt Marital Trust Section 2.3 of the
Michael Kennedy Revocable Trust

By: ______________________
Michael Kennedy, Trustee

EXHIBIT A

Interest Conversion as of September 7, 2018
Amount Due as of August 31st 2018

Shareholder Name	Principal amount	Internest amount	Total Due	35% of Accrued Interest + Principal Due	Shares @ $11
Matthew Stang	$578,313.24	$359,919.09	$938,232.33	$328,383.00	29,853
Nicholas Zitelli (a)	$578,313.24	$359,919.09	$938,232.33		
Michael Safir (a)	$289,156.64	$179,959.58	$469,116.22		
Approved Trust 1 (Colleen Manley and Jessica Manley - Co-Trustees)	$216,867.48	$134,969.65	$351,837.13	$123,145.00	11,195
Trans-Hi Family Trust (formally Eggluftstein Trust) (Colleen Manley Trustee)	$361,445.80	$224,949.41	$586,395.21	$205,238.00	18,658
Judith Baker	$1,337,349.40	$832,312.93	$2,169,662.33	$759,385.00	69,035
Candlelight Trust (Judith Baker - Trustee)	$795,180.72	$494,888.74	$1,290,069.46	$451,528.00	41,048
Michael Kennedy Family Trust Under Section 2.4 of the Michael Kennedy Revocable Trust	$267,842.16	$166,694.28	$434,536.44	$152,086.00	13,826
Non-Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	$1,508,432.52	$938,788.29	$2,447,220.81	$856,526.00	77,866
Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	$67,098.80	$41,759.59	$108,858.39	$38,104.00	3,464
Totals	$6,000,000.00	$3,734,160.65	$9,734,160.65	$2,914,395.00	264,945

(a) - Signed Wavier - No Conversion

Allocation of Cash Payment

Shareholder Name	Percent of Ownership of THC	November 15th, 2018	November 30th, 2018	Total
Matthew Stang	9.638554%	$96,385.54	$48,192.77	$144,578.31
Nicholas Zitelli	9.638554%	$96,385.54	$48,192.77	$144,578.31
Michael Safir	4.819277%	$48,192.77	$24,096.39	$72,289.16
Approved Trust 1 (Colleen Manley and Jessica Manley - Co-Trustees)	3.614458%	$36,144.58	$18,072.29	$54,216.87
Trans-Hi Family Trust (formally Eggluftstein Trust) (Colleen Manley Trustee)	6.024096%	$60,240.96	$30,120.48	$90,361.44
Judith Baker	22.289157%	$222,891.57	$111,445.79	$334,337.36
Candlelight Trust (Judith Baker - Trustee)	13.253012%	$132,530.12	$66,265.06	$198,795.18
Michael Kennedy Family Trust Under Section 2.4 of the Michael Kennedy Revocable Trust	4.464036%	$44,640.36	$22,320.18	$66,960.54
Non-Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	25.140543%	$251,405.43	$125,702.70	$377,108.13
Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	1.118313%	$11,183.13	$5,591.57	$16,774.70
Totals	100.000000%	$1,000,000.00	$500,000.00	$1,500,000.00

Allocation of ExWorks Warrant Exercise Reduction

Shareholder Name	Percent of Ownership of THC	Allocation of Debt Reduction	Conversion at $11
Matthew Stang	9.638554%	$293,590.35	26,690
Nicholas Zitelli	9.638554%	$293,590.35	26,690
Michael Safir	4.819277%	$146,795.18	13,345
Approved Trust 1 (Colleen Manley and Jessica Manley - Co-Trustees)	3.614458%	$110,096.39	10,009
Trans-Hi Family Trust (formally Eggluftstein Trust) (Colleen Manley Trustee)	6.024096%	$183,493.96	16,681
Judith Baker	22.289157%	$678,927.72	61,721
Candlelight Trust (Judith Baker - Trustee)	13.253012%	$403,686.75	36,699
Michael Kennedy Family Trust Under Section 2.4 of the Michael Kennedy Revocable Trust	4.464036%	$135,974.54	12,361
Non-Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	25.140543%	$765,780.95	69,616
Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	1.118313%	$34,063.81	3,097
Totals	100.000000%	$3,046,000.00	276,909

Conversion of balance of Purchase Note

Shareholder Name	Percent of Ownership of THC	Allocation of Balance of Purchase Note	Allocation of 75% Conversion Basis	Conversion at $11
Matthew Stang	9.638554%	$2,168,674.65	$1,626,505.99	147,864
Nicholas Zitelli	9.638554%	$2,168,674.65	$1,626,505.99	147,864
Michael Safir	4.819277%	$1,084,337.33	$813,253.00	73,932
Approved Trust 1 (Colleen Manley and Jessica Manley - Co-Trustees)	3.614458%	$813,253.05	$609,939.79	55,449
Trans-Hi Family Trust (formally Eggluftstein Trust) (Colleen Manley Trustee)	6.024096%	$1,355,421.60	$1,016,566.20	92,415
Judith Baker	22.289157%	$5,015,060.32	$3,761,295.23	341,936
Candlelight Trust (Judith Baker - Trustee)	13.253012%	$2,981,927.70	$2,236,445.78	203,313
Michael Kennedy Family Trust Under Section 2.4 of the Michael Kennedy Revocable Trust	4.464036%	$1,004,408.10	$753,306.08	68,482
Non-Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	25.140543%	$5,656,622.17	$4,242,466.62	385,679
Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	1.118313%	$251,620.43	$188,715.32	17,156
Totals	100.000000%	$22,500,000.00	$16,875,000.00	1,534,090

Final Note

Shareholder Name	Total Amount Due 8/31/2018			Reduction to 8/31/2018 Amount Due				
	Principal amount	Interest amount	Total Due	35% Wavier Conversion	Debt Reduction Conversion	Cash Payment Allocation	September and October Interest	New Note
Matthew Stang	$578,313.24	$359,919.09	$938,232.33	$328,383.00	$293,590.35	$144,578.31	$60,151.76	$231,832.43
Nicholas Zitelli (a)	$578,313.24	$359,919.09	$938,232.33		$293,590.35	$144,578.31	$63,545.05	$563,608.72
Michael Safir (a)	$289,156.64	$179,959.58	$469,116.22		$146,795.18	$72,289.16	$31,772.52	$281,804.40
Approved Trust 1 (Colleen Manley and Jessica Manley - Co-Trustees)	$216,867.48	$134,969.65	$351,837.13	$123,145.00	$110,096.39	$54,216.87	$22,556.89	$86,935.76
Trans-16 Family Trust (formally Eggluftstein Trust) (Colleen Manley Trustee)	$361,445.80	$224,949.41	$586,395.21	$205,238.00	$183,493.96	$90,361.44	$37,594.85	$144,896.66
Judith Baker	$1,337,349.40	$832,312.93	$2,169,662.33	$759,385.00	$678,927.72	$334,337.36	$139,100.96	$536,113.21
Candlelight Trust (Judith Baker - Trustee)	$795,180.72	$494,888.74	$1,290,069.46	$451,528.00	$403,686.75	$198,795.18	$82,708.65	$318,768.18
Michael Kennedy Family Trust Under Section 2.4 of the Michael Kennedy Revocable Trust	$267,842.16	$166,694.28	$434,536.44	$152,086.00	$135,974.54	$66,960.54	$27,858.94	$107,374.30
Non-Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	$1,508,432.52	$938,788.29	$2,447,220.81	$856,526.00	$765,780.95	$377,108.13	$156,895.77	$604,701.50
Exempt Marital Trust Section 2.3 of the Michael Kennedy Revocable Trust	$67,098.80	$41,759.59	$108,858.39	$38,104.00	$34,063.81	$16,774.70	$6,979.08	$26,894.96
Totals	$6,000,000.00	$3,734,160.65	$9,734,160.65	$2,914,395.00	$3,046,000.00	$1,500,000.00	$629,164.47	$2,902,930.12

(a) - Signed Prior Wavier - No Conversion

New Note Calculation

Principal	$6,000,000
Int at 8/31	$3,734,161
Sept/Oct Int	$629,164
Int Conv	($2,914,395)
Cash Pmt	($1,500,000)
Debt Red	($3,046,000)
New Note	$2,902,930

{00207499.1 / 5053.001}